Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Alaska Communications Systems Group, Inc. of our reports dated March 16, 2020, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Alaska Communications Systems Group, Inc., appearing in the Annual Report on Form 10-K of Alaska Communications Systems Group, Inc. for the year ended December 31, 2019, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Spokane, Washington

July 24, 2020